    Exhibit 10.6h
2025 LONG-TERM INCENTIVE PROGRAM
PERFORMANCE UNIT AWARD AGREEMENT
Granted Under the
DICK’S SPORTING GOODS, INC.
AMENDED AND RESTATED 2012 STOCK AND INCENTIVE PLAN
(As Amended and Restated on June 9, 2021)

This Performance Unit Award Agreement (this “Agreement”), dated as of the date of grant set forth below (the “Grant Date”), is made and entered into between Dick’s Sporting Goods, Inc. (the “Company”) and %%FIRST_NAME%-% %%LAST_NAME%-% (the “Grantee”), pursuant to, and subject to, the terms of the Company’s Amended and Restated 2012 Stock and Incentive Plan, as amended and restated (the “Plan”).
All capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan, an electronic copy of which can be found on the Company’s equity administrator’s website (the “E*TRADE Employee Stock Plan Account”).
Grantee’s Name:    <First Name> <Last Name>
Grant Date:    <Grant Date>
Total Performance Unit Number:    <Performance Unit Number>
Target Award:    <Target Number of Performance Units>
Performance Period:    <Performance Period>
Vesting Date:    <Vesting Date>
1.Performance Unit Award. Subject to, and pursuant to, all terms and conditions stated in this Agreement and in the Plan, as of the Grant Date, the Company hereby grants to the Grantee performance units (the “Performance Units”) consisting of the right to receive shares of Common Stock (the “Shares”). Each Performance Unit shall represent a right to receive one Share, to the extent such Performance Unit is vested pursuant to the terms of this Agreement. The target number of Performance Units covered by this Agreement (the “Target Award”) is set forth above. To the extent that the Grantee vests in greater than 100% of the Performance Units, additional Shares shall be issued to the Grantee in accordance with Section 3.
2.Vesting. To the extent that the Performance Measures under Section 3 of this Agreement have been satisfied as of the last day of the performance period set forth above (the “Performance Period”), the Grantee shall earn the number of Performance Units as calculated in accordance with Section 3, and his or her rights to such earned Performance Units shall vest and become nonforfeitable as of the vesting date set forth above (the “Vesting Date”), subject to Sections 5 and 19 of this Agreement. Except as provided in Section 5 of this Agreement, to the extent that the Performance Measures have not been satisfied as of the last day of the Performance Period, any Performance Units awarded under this Agreement that do not vest, as calculated in accordance with Section 3 of this Agreement, shall be cancelled immediately without further obligation on the part of the Company.

3.Performance Measures. Subject to the provisions of this Agreement, the Company shall deliver to the Grantee one Share for each whole Performance Unit that is earned in accordance with the performance measure(s) set forth on Exhibit A (the “Performance Measures”).
4.Form and Timing of Payment of Vested Awards. Subject to the Performance Units vesting in accordance with Section 2 and the other terms and conditions of this Agreement, the Performance Units will be settled as soon as practicable following the applicable Vesting Date (the “Settlement Date”), but in no event later than March 15 of the year following the year in which the applicable Vesting Date occurs, by delivery to the Grantee of payment with respect to such Performance Units in the form of Shares.
Except as otherwise provided in this Agreement and subject to satisfaction of the applicable tax withholding requirements set forth in Section 7, the Company shall deliver stock certificate(s) or other evidence of ownership representing the number of Shares earned as determined under Section 3 to the Grantee as soon as practicable but in no event later than 30 days following the Vesting Date; provided, however, that: (i) absent a Change in Control, no certificate(s) for, or other evidence of ownership of, the Shares shall be delivered with respect to the Performance Units unless the Committee has certified in writing that the applicable Performance Measures and other material terms of this Agreement have been achieved; and (ii) the Company shall not deliver stock certificate(s) or other evidence of ownership representing the Shares if the Committee, Board, Administrator or other authorized agent determines, in its sole discretion, that the delivery of such certificate(s) or other evidence of ownership would violate the terms of the Plan, this Agreement or applicable law.
5.Termination of Employment/Change in Control.
(a)Except as set forth in this Section 5, as otherwise approved by the Committee, as provided in a Company plan applicable to the Grantee, or an agreement between the Grantee and the Company, if any, if the Grantee’s Continuous Status as a Qualifying Employee (as defined below) ceases for any reason prior to the Vesting Date, then, effective at the close of business on the date the Grantee’s Continuous Status as a Qualifying Employee ceases, all of the Grantee’s Performance Units covered by this Agreement, whether earned or unearned, shall be automatically cancelled and forfeited in their entirety without any further obligation on the part of the Company, such that the Company shall not be obligated to deliver any Shares or any other compensation to the Grantee with respect to such cancelled and forfeited Performance Units.
(b)Unless otherwise provided in a Company plan applicable to the Grantee, approved by the Committee, or pursuant to an agreement between the Grantee and the Company, if any, if during the period commencing on the Grant Date and ending on the Vesting Date (the “Vesting Period”):
(i)The Grantee’s Continuous Status as an Employee terminates by reason of the Grantee’s “permanent and total disability” (as defined in Section 22(e)(3) of the Code) or death while a Qualifying Employee, the Award shall vest on the Vesting Date, in such amount as if the Grantee had continued as a Qualifying Employee through the Vesting Date. Any payments due to a deceased Grantee shall be paid to his or her estate, and the amount of Shares paid, if any, will be contingent upon performance against the Performance Measures as determined by the Committee and paid on or after the Vesting Date as provided in Section 2 hereof.

(ii)The Grantee’s Continuous Status as an Employee terminates by reason of the Grantee’s “retirement” (defined as the Grantee communicating his or her intention to retire on or after attainment of age 55 with a minimum of 15 years of service) while the Grantee is a Qualifying Employee, then, provided the Grantee is a Qualifying Employee during at least 50% of the Performance Period and the employee is in good standing with the Company, as determined by the administrator or a committee of management delegated authority by the Administrator, the Performance Units shall vest on a prorated basis, determined after the end of the Performance Period and based on the ratio of the number of complete months the Grantee was a Qualifying Employee during the Vesting Period to the total number of months in the Vesting Period, and the amount of Shares paid, if any, will be contingent upon performance against the Performance Measures as determined by the Committee and paid on or after the Vesting Date as provided in Section 2 hereof.
(iii)Notwithstanding the foregoing, if Grantee ceases to be a Qualifying Employee prior to the Vesting Date, but maintains Continuous Status as an Employee through the Vesting Period, then so long as Grantee has served as a Qualifying Employee for at least one (1) year of the Vesting Period, the Award shall vest on a prorated basis, determined at the end of the Performance Period and based on the ratio of the number of complete months the Grantee was a Qualifying Employee during the Vesting Period to the total number of months in the Vesting Period, and the amount of Shares paid, if any, will be contingent upon performance against the Performance Measures as determined by the Committee and paid on or after the Vesting Date as provided in Section 5 hereof.
For purposes of this Agreement, “Qualifying Employee” means an Employee who maintains Continuous Status and has not been demoted to another position with decreased duties, responsibilities and/or authority from the position he or she holds as of the date of this Agreement. For the avoidance of doubt, a transition to a Non-Employee Director or Consultant shall not constitute a demotion.
(c)In the event of a Change in Control prior to the end of the Performance Period, a percentage of Shares shall vest on the date of the consummation of such Change in Control (the “Acquisition Date”), to the extent the Award is not forfeited, based on the level of the Company’s achievement of the Performance Measures as of the Acquisition Date, as determined by the Committee. Payment of any amount pursuant to the preceding sentence may be made in cash and/or securities or other property, in the Committee’s discretion, and will be made within 30 days of the Change in Control.
(d)In the event a Change in Control occurs after the end of the Performance Period but prior to the Vesting Date, the Performance Units that have not been previously cancelled and forfeited shall become fully vested and payable, based on the Company’s actual achievement of the Performance Measures during the Performance Period. Payment of any amount pursuant to the preceding sentence may be made in cash and/or securities or other property, in the Committee’s discretion, and will be made within 30 days of the Change in Control.
6.Limitation of Rights; Investment Representation. The Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares underlying this Agreement upon the Settlement Date, except as otherwise provided in the Plan and this Agreement. In this regard, prior to actual settlement of the Shares in accordance with Section 4, (i) the Grantee may not transfer any interest in the underlying Shares, (ii) any cash or in-kind dividends paid or distributed with respect to the Shares (“Dividend Equivalents”) shall be paid to the Grantee, without interest, only when, and if, the related Shares shall become vested in accordance with this Agreement and the Plan, and (iii) all Shares that do not vest on the Vesting Date shall be forfeited and any all Dividend Equivalents not paid or distributed with respect to such forfeited Shares shall also be forfeited to the Company and shall not be paid to the Grantee. The Grantee acknowledges and agrees that the Shares which the Grantee acquires pursuant to this Agreement, if any, shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws, and shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Any attempt to transfer the Performance Units or the Shares in violation of this Section 6 or the Plan shall render the Performance Units null and void.
7.Income Taxes. The Grantee acknowledges that any income for federal, state or local income tax purposes that the Grantee is required to recognize on account of the vesting and settlement of the Performance Units to the Grantee shall be subject to withholding of tax by the Company. The Grantee acknowledges that the Grantee, not the Company, shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
8.No Guarantee of Continued Service. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THIS AGREEMENT WILL OCCUR THROUGH THE LAPSE OF THE VESTING SCHEDULE SET FORTH HEREIN AND BY CONTINUING AS AN EMPLOYEE, NON-EMPLOYEE DIRECTOR OR CONSULTANT, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE PERFORMANCE UNITS OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.
9.Further Assistance. The Grantee will provide assistance reasonably requested by the Company in connection with actions taken by the Grantee while employed by the Company, including, but not limited to, assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which the Grantee was employed.
10.Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and the Grantee and their respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the issuance of the Shares.

11.Agreement to Abide by the Plan; Conflict between the Plan and this Agreement. The Plan is hereby incorporated by reference into this Agreement and is made a part hereof as though fully set forth in this Agreement. The Grantee, by execution of this Agreement, (i) represents that he or she is familiar with the terms and provisions of the Plan and (ii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. The Grantee accepts as binding, conclusive and final all decisions or interpretations of the applicable Administrator of the Plan upon any question arising under the Plan, this Agreement (including, without limitation, the date of any termination of the Grantee’s employment with the Company and/or termination of Qualifying Employee status). In the event of any conflict between the Plan and this Agreement, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
12.Assurances. The Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.
13.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements. This Agreement is governed by applicable federal laws and the laws of the State of Delaware without regard to its conflict of law principles.
14.Notices and Electronic Delivery. The Company may, in its sole discretion, deliver any documents or notices related to this Agreement, the Shares, the Grantee’s participation in the Plan, or future Awards that may be granted to the Grantee under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and to the Grantee’s participation in the Plan through the E*TRADE Employee Stock Plan Account or any successor online or electronic system established and maintained by the Company or another third party designated by the Company.
15.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
16.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.
17.Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Agreement, and the Company may round fractions down.
18.Forfeiture and Clawback.
(a)Notwithstanding anything to the contrary contained herein, this Agreement shall expire and be cancelled, and the Grantee shall not vest in any Performance Units (whether or not the Performance Metrics have been satisfied), and the Performance Units shall be cancelled, if the Grantee violates the terms of any confidentiality, non-solicit or non-compete obligation, or any other restrictive covenant set forth in any agreement between the Grantee and the Company or any of its

Subsidiaries or affiliates, or otherwise pursuant to any written policy of the Company or any of its Subsidiaries or affiliates.
(b)Notwithstanding any provision in this Agreement to the contrary, any compensation, payments or benefits provided hereunder (or profits realized from the sale of the Shares delivered hereunder), whether in the form of cash or otherwise, shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of any Company-adopted policy and/or laws or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, the New York Stock Exchange Listed Company Manual or any rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to this grant and recovery of amounts relating thereto. By executing this Agreement, the Grantee agrees and acknowledges that he or she is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover, recoup or recapture this grant of the Performance Units and any other Awards granted to the Grantee under the Plan or any other equity and cash incentive plan of the Company payable or earned after the date of this Agreement pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this grant of the Performance Units or amounts paid under the Plan from the Grantee’s accounts, or pending or future compensation or other grants.
19.Section 409A.
(a)This Agreement is intended to either (i) qualify for the short-term deferral exemption under Section 409A or (ii) satisfy the requirements of Section 409A. This Agreement shall be interpreted, administered and construed in a manner consistent with that intent. Notwithstanding the foregoing, if the Company determines that any provision of this Agreement or the Plan contravenes Section 409A or could cause the Grantee to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Grantee’s consent, modify such provision to (x) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, or (y) maintain, to the maximum extent practicable, the original intent and economic benefit to the Grantees of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 19 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the Performance Units will not be subject to taxes, interest and penalties under Section 409A.
(b)If the Grantee is a “specified employee” as defined under Section 409A and the Shares are to be settled on account of the Grantee’s separation from service (for reasons other than death) and such Shares constitute “deferred compensation” as defined under Section 409A, then any portion of the Shares that would otherwise be settled during the 6-month period commencing on the Grantee’s separation from service shall be settled as soon as practicable following the conclusion of the 6-month period (or following the Grantee’s death if it occurs during such 6-month period).

(c)Notwithstanding anything in this Agreement to contrary, in the event the Shares remain outstanding following the Grantee’s “separation from service” as defined in Treas. Reg. § 1.409A-1(h), and settle on or after the Vesting Date, the Shares shall settle no later than December 31 of the year in which the Vesting Date occurs.
20.Power of Attorney. The Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Grantee, to act in his or her name, place and stead, in connection with any and all transfers of Shares and associated rights hereunder, whether or not vested, to the Company pursuant to this Agreement, including in the event of the Grantee’s termination.
21.Acknowledgements. By executing this Agreement, the Grantee acknowledges receipt of a copy of the Plan and the prospectus relating to the Performance Units and agrees to be bound by the terms and conditions set forth in this Agreement and the Plan, as in effect and/or amended from time to time. Electronic acceptance of this Agreement by the Grantee pursuant to the Company’s instructions to the Grantee (including through the Company’s E*TRADE Employee Stock Plan Account) shall constitute execution of this Agreement by the Company and the Grantee.

EXHIBIT A
Name of Award Recipient:    %%FIRST_NAME%-% %%LAST_NAME%-%
Grant Date:    %%GRANT_DATE,’Month DD, YYYY’%-%
Target Award    %%GRANT_USER_DEFINED_FIELD_11%-%, which is
(Number of Performance Units):    conditioned upon satisfaction of the Performance Measure(s).
Performance Period:
Vesting Date:
Performance Measures:
8